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THIS AGREEMENT is made the 2nd day of June 1998

BETWEEN :

(1) SUMMIT DESIGN, INC. (a company incorporated under the laws of Delaware) whose registered office is at 9305 SW Gemini Drive, Beaverton, Oregon 97005-7158 USA ("the Lender")

(2) SUMMIT DESIGN ASIA LIMITED (a company incorporated with limited liability in Hong Kong with registration number 494811) whose registered office is at Room 704, Silvercord Tower, 230 Canton Road, Tsimshatsui, Kowloon, Hong Kong("the Borrower")

WHEREAS :

(A) The Lender has agreed to lend to the Borrower the sum of US$750,000 upon and subject to the terms and conditions hereinafter contained;

(B) Anam S&T Co., Limited (a company incorporated under the laws of Korea) whose registered office is at Anam Building, 154-17 Samsung-Dong, Kangnam-Ku, Seoul, Korea 135-090 has also agreed to lend to the Borrower the sum of US$750,000 upon and subject to the terms and conditions contained in a loan agreement entered into on even date herewith between Anam S&T Co., Limited and the Borrower ("Anam Loan Agreement");

(C) Asia Design Corporation, Limited ("ADC") a Korean corporation has agreed to guarantee the sums advanced to the Borrower by the Lender under this Agreement and by Anam S&T Co., Limited under the Anam Loan Agreement and which guarantee shall be secured by way of a charge over certain assets of ADC pursuant to the terms and conditions of an agreement entered into on even date herewith and made between ADC, the Lender and Anam S&T Co., Limited (the "Security Agreement").

NOW IT IS HEREBY AGREED AS FOLLOWS:-

1.   THE LOAN

     1.1 The Lender shall lend to the Borrower and the Borrower shall borrow from the Lender the sum of US$750,000 upon and subject to the terms set out in this Agreement ("the Loan").

     1.2 The Loan shall be applied by the Borrower solely for the purpose of its working capital requirements.

2.   REPAYMENT


     2.1  The Borrower shall repay the Loan to the Lender on  June 2, 2003.

     2.2 Upon repayment of the Loan or any part thereof, the Borrower shall pay to the Lender all interest accrued in accordance with Clause 3 hereof on the monies so repaid. All payments of principal and interest to be made



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          by the Borrower under this Agreement shall be made in United States
          Dollars without withholding or deduction of any tax, assessment or other governmental charge ("Tax") unless required by law and if the Borrower shall be required to deduct or withhold any Tax, or if any Tax is required to be paid by the Lender on account of payments made hereunder, the Borrower shall pay to the Lender such additional amount as shall be required so that the net amount received by the Lender from the Borrower after such deduction, withholding or payment shall equal the amount otherwise due to the Lender under this Agreement.

     2.3 Repayment of the Loan pursuant to this Clause 2 shall be by telegraphic transfer to such bank account of the Lender as it may from time to time notify to the Borrower.

     2.4 Notwithstanding Clause 2.1 hereof, the Borrower shall be entitled at any time to prepay to the Lender all or any part of the Loan without premium or penalty. Any such prepayment shall be made together with interest accrued thereon to the date of payment. Any prepayments shall be applied firstly in payment of any accrued interest and secondly in reduction of the principal balance outstanding under the Loan. No amounts prepaid under this Agreement shall be available for reborrowing under this Agreement.

3.   INTEREST

     The Borrower shall pay to the Lender interest on the Loan from and including the date hereof until repayment in full of the Loan at the rate of 5% per annum. Such interest shall accrue from day to day, shall be calculated on the basis of the actual number of days elapsed and a 365-day year and shall be compounded and paid every six months on December 2nd and June 2nd of each year.

4.   EVENTS OF DEFAULT

     4.1 Notwithstanding Clause 2 hereof, the Loan together with any unpaid interest thereon shall become immediately due and payable by the Borrower to the Lender upon the occurance of any of the following :-

          4.1.1 The Borrower makes default in the payment of any interest payable on the Loan for a period of five days after the due date;

          4.1.2 The Borrower commits any material breach of any other provisions of this Agreement;

          4.1.3 If any distress, execution or other process is levied or enforced upon or issued against any chattels or property of the Borrower;

          4.1.4 An encumbrancer takes possession or a receiver is appointed of



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                    the whole or any part of the undertaking, property or assets of the Borrower;

          4.1.5 An order or an effective resolution is passed for the winding up or dissolution of the Borrower or for the appointment of a liquidator other than for the purpose of a solvent reconstruction or amalgamation;

          4.1.6 The Borrower is unable to pay its debts or makes any scheme or arrangement with its creditors or if the Borrower stops or suspends payment of its debts or ceases or threatens to cease to carry on its business;

          4.1.7 The Security Agreement shall for any reason except to the extent permitted by the terms thereunder fail or cease to create a valid and first perfected security interest over any of the assets covered by the Security Agreement;

          4.1.8 Any event of default as set out in Clause 4.1 of the Anam Loan Agreement;

     4.2 The Borrower hereby covenants to notify the Lender immediately in writing of any of the events specified in Clause 4.1 hereof or of the occurrence of any event which with the lapse of time or giving of notice would or may constitute any of the same.

5.   COSTS

     All costs, charges and expenses incurred by the Lender in the lawful exercise of the powers hereby conferred whether or not occasioned by any act, neglect or default of the Borrower shall be borne by the Borrower and shall carry interest from the date of the same being incurred or becoming payable at the rate from time to time payable on the Loan and the amount of all costs, charges, expenses and payments and all interest thereon shall be payable by the Borrower on demand. All such costs, charges, expenses and payments shall be charged by the Lender and paid by the Borrower on a full indemnity basis.

6.   NOTICES

     6.1 Any notice given under this Agreement is to be in writing signed by or on behalf of the party giving it. The notice may be served by leaving it at or sending it by facsimile transmission or pre-paid airmail posted to the party's registered office for the time being set out in this Agreement or to such other address as that party may from time to time notify in writing to the other party.

     6.2  Any notice so served is deemed to have been received;




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          6.2.1     in the case of personal service upon delivery;

          6.2.2 in the case of facsimile transmission 9.00 am on the next business day after transmission;

          6.2.3 in the case of pre-paid airmail post, five days after the date of posting.

     6.3  In proving service;

          6.3.1 by post, it will be sufficient to establish that the envelope containing the notice was properly stamped, addressed and posted;

          6.3.2 by facsimile, it will be sufficient to establish that the notice was duly received by production of a copy fax bearing the addressee's answerback code or automatic record of correct transmission.

7.   MISCELLANEOUS

     7.1 No failure on the part of the Lender to exercise and no delay in exercising any rights under this Agreement shall operate as a waiver nor shall any single or partial exercise by the Lender of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     7.2 This Agreement shall be binding upon and enure for the benefit of the parties hereto and their respective successors, and in the case of the Lender its permitted assigns.

     7.3 This Agreement shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China and the parties agree to submit to the non-exclusive jurisdiction of the Courts of the Hong Kong Special Administrative Region of the People's Republic of China for all purposes relating to this Agreement.

IN WITNESS whereof this Agreement has been entered into by the parties the day andyear first above written.



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EXECUTED AND DELIVERED as a Deed by     )
SUMMIT DESIGN, INC.                     )
acting by:                              )

                                          /s/:  C. ALBERT KOOB
                                        ------------------------------

                                        Name:     C. Albert Koob
                                        Title:    Chief Financial Officer










SIGNED BY                               )
AND                                     )
duly authorised for and on behalf of    )
SUMMIT DESIGN ASIA LIMITED              )



                                         /s/ Stephen M. Kim
                                       -------------------------------
                                       Director


                                         /s/ Larry J. Gerhard
                                       -------------------------------
                                       Director